UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 23, 2019
Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of Principal Executive Offices)(Zip Code)
Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2019 Annual Meeting of Shareholders on April 23, 2019. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders voted on the following proposals:

•	To elect one Class 1 director to serve a two-year term expiring in 2021;

•	To elect five Class 2 directors, each to serve a three-year term expiring 2022;

•	To adopt a non-binding, advisory resolution approving the compensation of the Company's named executive officers in 2018; and

•	To ratify the appointment of HORNE LLP as the Company's independent registered public accountants for 2019.
All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	For	Votes Withheld
Class 1 Director (term expiring in 2021)
Connie L. Engel	38,585,651.41	375,448.79
Class 2 Directors (term expiring in 2022)
John M. Creekmore	35,985,263.01	2,992,206.19
Jill V. Deer	38,644,732.80	332,736.40
Neal A. Holland, Jr.	37,030,882.55	1,946,586.66
E. Robinson McGraw	37,047,908.80	1,929,560.40
Sean M. Suggs	38,583,113.63	394,355.58
There were 11,339,641 broker non-votes for each director on these proposals and, with respect to the proposal to elect Ms. Engel, there were 16,369 abstentions.
The non-binding, advisory resolution approving the compensation of the Company's named executive officers in 2018 was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
37,080,799.26	1,226,183.97	670,485.97	11,339,641.00
The appointment of HORNE LLP as the Company’s independent registered public accountants for 2019 was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
49,605,039.90	633,086.09	78,984.21	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 1, 2019	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer